Exhibit 99.1

Virtu Financial Agrees to Sell MATCHNow Marketplace to Cboe Global Markets

NEW YORK, NY, May 19, 2020 – Virtu Financial, Inc. (NASDAQ: VIRT), a leading provider of financial services and products that leverages cutting edge technology to deliver innovative, transparent trading solutions to its clients and liquidity to the global markets, announced today it has entered into a definitive agreement to sell MATCHNow to Cboe Global Markets.

MATCHNow, an alternative trading system, is the premier provider of dark liquidity in the Canadian equities market. MATCHNow has consistently excelled in service and performance for its core client base, the Canadian dealer community, driven by a best-in-class team and a commitment to understanding the Canadian trader.

Ian Williams, Chief Executive Officer of Virtu Canada, remarked, "The management team of MATCHNow has done an extraordinary job over the years creating the leading ATS in Canada. After a thorough analysis, we concluded that MATCHNow is a valuable asset that could offer more to market participants if it was powered by the scale of a global exchange operator.”

Mr. Williams continued, “Following a competitive process, Cboe’s experience and technology resources stood out as uniquely capable of strengthening competition in the Canadian marketplace and as the best home for MATCHNow, its customers, and its employees.”

Bryan Blake, Chief Executive Officer of MATCHNow, commented, "MATCHNow has a strong track record of success, based on deep customer connections and a history of innovation in the Canadian equities market. Cboe’s success as an operator of global exchanges makes it the perfect partner to propel MATCHNow’s next phase of growth."

The transaction is expected to be completed in the third quarter of 2020, and the closing is subject to customary closing conditions, including the satisfaction of applicable regulatory reviews and approvals. The net after-tax proceeds of the transaction will be used to repay a portion of Virtu’s outstanding term loan.

RBC Capital Markets was the financial advisor and Borden Ladner Gervais LLP was Canadian legal counsel for Virtu.

About Virtu Financial, Inc.

Virtu is a leading provider of financial services and products that leverages cutting-edge technology to deliver liquidity to the global markets and innovative, transparent trading solutions to its clients. Leveraging its global market making expertise and infrastructure, Virtu provides a robust product suite including offerings in execution, liquidity sourcing, analytics and broker-neutral, multi-dealer platforms in workflow technology. Virtu’s product offerings allow clients to trade on hundreds of venues across 50+ countries and in multiple asset classes, including global equities, ETFs, foreign exchange, futures, fixed income and myriad other commodities. In addition, Virtu’s integrated, multi-asset analytics platform provides a range of pre and post-trade services, data products and compliance tools that clients rely upon to invest, trade and manage risk across global markets.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements regarding Virtu Financial, Inc.’s (“Virtu’s”, the “Company’s” or “our”) business that are not historical facts are forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, and if the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect thereto or with respect to other forward-looking statements. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties, some or all of which are not predictable or within Virtu’s control, that could cause actual performance or results to differ materially from those expressed in the statements. Those risks and uncertainties include, without limitation: risks relating to the COVID-19 pandemic, including the possible effects of the economic conditions worldwide resulting from the COVID-19 pandemic and governmental and other responses thereto; fluctuations in trading volume and volatilities in the markets in which we operate; the ability of our trading counterparties and various clearing houses to perform their obligations to us; the performance and reliability of our customized trading platform; the risk of material trading losses from our market making activities; swings in valuations in securities or other instruments in which we hold positions; increasing competition and consolidation in our industry; the effect of the acquisition of Investment Technology Group, Inc. (“ITG”) on existing business relationships, operating results, and ongoing business operations generally; the significant costs and significant indebtedness that we have incurred and expect to incur in connection with the acquisition of ITG; the risk that we may encounter significant difficulties or delays in integrating the two businesses and the anticipated benefits, cost savings and synergies or capital release may not be achieved; the assumption of potential liabilities relating to ITG's business; the risk that cash flow from our operations and other available sources of liquidity will not be sufficient to fund our various ongoing obligations, including operating expenses, capital expenditures, debt service and dividend payments; regulatory and legal uncertainties and potential changes associated with our industry, particularly in light of increased attention from media, regulators and lawmakers to market structure and related issues; potential adverse results from legal or regulatory proceedings; our ability to remain technologically competitive and to ensure that the technology we utilize is not vulnerable to security risks, hacking and cyber-attacks; and risks associated with third party software and technology infrastructure. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in forward-looking statements, see Virtu’s Securities and Exchange Commission (“SEC”) filings, including but not limited to Virtu’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.

Contact:

Investor Relations	Media Relations
Deborah Belevan, CPA, IRC	Andrew Smith
investor_relations@virtu.com	media@virtu.com